CERTIFICATE OF INCORPORATION WITH RESPECT TO
                       DESARROLLOS EOLICOS EL AGUILA, S.A.

THE UNDERSIGNED, CESAR RODRIGUEZ, ATTORNEY-AT-LAW, OFFICIATING UNDER SPANISH BAR ASSOCIATION, DECLARES THAT:

     1.- DESARROLLOS EOLICOS EL AGUILA, S.A. HEREINAFTER REFERRED TO AS THE "COMPANY" IS A CLOSED COMPANY WITH LIMITED LIABILITY, ORGANISED UNDER THE LAWS OF SPAIN, HAVING ITS REGISTERED OFFICE AT ZARAGOZA (STREET: AVENIDA ACADEMIA GENERAL MILITAR; NUMBER 52) AND HAVING ITS OFFICES AT SUCH PLACE, AND BEING REGISTERED IN THE MERCANTILE REGISTER OF ZARAGOZA ON PAGE Z-23482 OF VOLUME 2328, BOOK 0, FOLIO 199.

     2.- ACCORDING TO THE REGISTRATION OF THE AFOREMENTIONED MERCANTILE REGISTER, THE ARTICLES OF ASSOCIATION OF THE COMPANY HAVE MOST RECENTLY BEEN AMENDED BY DEED AS PER THE SHAREHOLDERS MEETING AGREEMENTS OF 21 JUNE 1999, EXECUTED BEFORE D. FERNANDO USON VALERO, CIVIL LAW NOTARY, OFFICIATING IN ZARAGOZA, ON 27 SEPTEMBER 1999. THE ARTICLES OF ASSOCIATION HAVE NOT BEEN AMENDED SINCE.

     3.- ACCORDING TO ARTICLE 2 OF THE RECENT ARTICLES OF ASSOCIATION OF THE COMPANY, THE OBJECTS OF THE COMPANY ARE THE CONSTRUCTION, INSTALLATION AND DEVELOPMENT OF WIND FARMS, INCLUDING THE NECESSARY ACQUISITION, SALE, ETC. OF REAL ESTATE. THE LISTED ACTIVITIES CAN BE DEVELOPED INDIRECTLY, TOTALLY OR PARTIALLY, THROUGH PARTICIPATION IN OTHER COMPANIES WITH ANALOGOUS OR IDENTICAL OBJECTS.

     4.- THE COMPANY CAN GIVE SECURITIES FOR DEBTS OF GROUP-COMPANIES AND OF ITS SHAREHOLDERS.

     5.- THE COMPANY CAN PARTICIPATE IN, MANAGE AND FINANCE THESE ENTERPRISES.

     6.-  ACCORDING  TO  THE  REGISTRATION  OF  THE  AFOREMENTIONED   MERCANTILE
     REGISTER, THE FOLLOWING PERSONS ARE DIRECTORS OF THE COMPANY:

          (A) FINANCIERA AGROGANADERA, S.A. ("FASA"), A SPANISH ENTITY INSCRIBED AT THE MERCANTILE REGISTER OF ZARAGOZA, PROVIDED WITH TAX NUMBER A-50720283, AND REPRESENTED BY D. SERGIO SAMPER RIVAS.

          (B) VALLE DEL EBRO INGENIERIA Y CONSULTORIA, S.L.,(VEINCO), A SPANISH ENTITY INSCRIBED AT THE MERCANTILE REGISTER OF ZARAGOZA, PROVIDED WITH TAX NUMBER B-50711233 AND REPRESENTED BY D. MANUEL VIDAL LIZANO.

          (C) CINERGY GLOBAL POWER, INC., COMPANY DULY CONSTITUTED IN THE STATE OF DELAWARE, USA UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, REPRESENTED BY D. FRANCISCO RAUSELL SOLARI.

          (D) CINERGY 2 BV, A DUTCH COMPANY WITH DOMICILE IN ROTTERDAM, THE NETHERLANDS AND INSCRIBED IN THE REGISTER OF THE CHAMBER OF COMMERCE OF AMSTERDAM UNDER NUMBER 33256762, REPRESENTED BY MARIA GARCIA ARGUELLES.

SIGNED IN MADRID ON 24 APRIL 2000

FDO. CESAR RODRIGUEZ GONZALEZ
OVIEDO BAR ASSOCIATION (SPAIN), N(0) 3.133